UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

SCHEDULE 14A

_________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SenesTech, Inc.
(Name of Registrant as Specified in its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check in the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

SENESTECH, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 23, 2022

Dear Stockholder:

The Annual Meeting of Stockholders, or the Annual Meeting, of SenesTech, Inc., a Delaware corporation, will be held on Thursday, June 23, 2022 at 12:00 p.m., Mountain Standard Time. Due to the ongoing public health impact of the novel coronavirus COVID-19 outbreak, this year’s Annual Meeting will be a virtual meeting conducted solely via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically and submit questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/SNES2022 and entering the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials. You will not be able to attend the Annual Meeting in person. Additional information regarding attending the Annual Meeting, voting your shares and submitting questions can be found in the Proxy Statement.

The Annual Meeting will be held for the following purposes:

1.      To elect K.C. Kavanagh, Kenneth Siegel and Matthew Szot as Class III directors, each to serve for a three-year term until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;

2.      To provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2021 (“say-on-pay”);

3.      To provide a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers (“say-on-frequency”);

4.      To ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

5.      To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

Our board of directors has fixed the close of business on April 25, 2022 as the record date for the determination of stockholders entitled to vote at this meeting. Only stockholders of record at the close of business on April 25, 2022 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

It is important that your shares be represented and voted, regardless of whether you plan to virtually attend the Annual Meeting. You may vote in advance of the Annual Meeting on the Internet, by telephone or by completing and mailing a proxy or voting card. Voting in advance by Internet, telephone or mail will ensure your shares are represented at the Annual Meeting. If you virtually attend the meeting, you may choose to revoke your proxy and vote online during the meeting by following the instructions at www.virtualshareholdermeeting.com/SNES2022.

We are furnishing proxy materials to our stockholders through the Internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, many of our stockholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of this Notice of Annual Meeting of Stockholders, the Proxy Statement, our proxy card, and our Annual Report on Form 10-K, for the fiscal year ended December 31, 2021. We believe this process gives us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage. If requested, stockholders will receive a paper copy of the proxy materials by mail.

On behalf of management and our board of directors, we thank you for your continued support and interest in SenesTech, Inc.

Sincerely,
/s/ Kenneth Siegel
Kenneth Siegel
Chief Executive Officer

Phoenix, Arizona
April 29, 2022

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 23, 2022: The proxy statement and annual report to stockholders are available at http://senestech.investorroom.com/.

i

SENESTECH, INC.
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
PROCEDURAL MATTERS

General

The enclosed proxy is being solicited by the board of directors for use at our 2022 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Thursday, June 23, 2022 at 12:00 p.m., Mountain Standard Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

Due to the ongoing public health impact of the novel coronavirus COVID-19 outbreak, this year’s Annual Meeting will be a virtual meeting conducted solely via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically and submit questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/SNES2022. You will not be able to attend the Annual Meeting in person. See “How to Attend the Meeting; Asking Questions” below for more details.

Our principal executive offices are located at 23460 N. 19th Avenue, Suite 110, Phoenix, AZ 85027, and the telephone number at such principal executive offices is (928) 779-4143. As used in this proxy statement, “we,” “us,” “our” and “our company” refer to SenesTech, Inc., a Delaware corporation.

On or about April 29, 2022, we are mailing stockholders entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of this proxy statement. The Notice contains instructions on how to access those documents over the Internet, which are available at http://senestech.investorroom.com/. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement and a form of proxy card or voting instruction card.

We were incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that the transmission set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the stockholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a control number to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

Record Date and Outstanding Shares

Only stockholders of record at the close of business on April 25, 2021, or the record date, are entitled to receive notice of and to vote at the Annual Meeting. Our only outstanding voting securities are shares of common stock, $0.001 par value. As of the record date, 12,212,283 shares of our common stock were issued and outstanding, which shares of common stock are held by approximately 696 stockholders of record.

How Do I Attend the Annual Meeting?

The Annual Meeting will be a virtual only meeting conducted solely via live webcast.

To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/SNES2022 and use the sixteen-digit control number included on your Notice or your proxy card to enter the meeting. The live webcast will begin at 12:00 p.m., Mountain Standard Time, on June 23, 2021. We encourage you to access the virtual meeting platform at least 15 minutes prior to the start time. If you do not have a sixteen-digit control number, you will still be able to access the webcast as a guest, but you will not be able to vote your shares or ask a question during the meeting.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong WiFi connection wherever they intend to participate in the meeting. Further instructions on how to attend and participate in the Annual Meeting, including how to demonstrate proof of stock ownership, will be posted on the virtual meeting website.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. Technical support will be available on the virtual meeting platform beginning at 11:30 a.m., mountain standard time, on the day of the meeting and will remain available until the meeting has finished.

Can I Submit Questions During the Annual Meeting?

If you wish to submit a question during the Annual Meeting, visit www.virtualshareholdermeeting.com/SNES2022, type your question into the “Ask a Question” field, and click “Submit.”

Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those relating to employment, products or services or suggestions for product innovations may not be considered pertinent to meeting matters and therefore may not be answered.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to submit your voting instructions by proxy. Voting by proxy will not affect your right to attend the Annual Meeting. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the board of directors’ recommendations as noted below. If you neither submit by proxy nor vote your shares during the Annual Meeting, your shares will not be voted if you are a registered stockholder. If your shares are held in street name, your broker, bank or other holder of record may vote your shares on certain “routine” matters. See “Quorum; Abstentions; Broker Non-Votes; Results” below for more information.

If your shares are registered directly in your name through our stock transfer agent, Transfer Online, or you have stock certificates registered in your name, you may vote:

•        By the Internet or by telephone.    Follow the instructions included in the proxy card to submit your voting instructions over the Internet or by telephone.

•        By mail.    If you received a proxy card by mail, you can have your shares voted by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the board of directors’ recommendations as noted below.

•        During the Annual Meeting.    Log into www.virtualshareholdermeeting.com/SNES2022 and follow the voting instructions. You will need the sixteen-digit control number that is shown on your Notice or on your proxy card. Shares may not be voted after the polls close.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on June 22, 2022.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers.

Revocability of Proxies

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•        if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•        by submitting your proxy by the Internet or by telephone as instructed above;

•        by notifying the Corporate Secretary of our company in writing before the Annual Meeting that you have revoked your proxy; or

•        by logging into www.virtualshareholdermeeting.com/SNES2022 and following the voting instructions during the Annual Meeting.

Solicitation

We have retained Alliance Advisors, LLC, or Alliance, to act as a proxy solicitor for the Annual Meeting. We have agreed to pay Alliance $7,500, plus reasonable out-of-pocket expenses, for proxy solicitation services and, if needed, additional fees for telephone solicitation. All related costs will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers or administrative employees without the payment of any additional consideration. Solicitation of proxies may be made by mail, by telephone, by email, in person or otherwise.

Stockholders of Record and “Street Name” Holders

Where shares are registered directly in the holder’s name, that holder is the stockholder of record with respect to those shares. If shares are held by an intermediary, meaning in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered the stockholder of record as to those shares. Those shares are said to be held in “street name” on behalf of the beneficial owner of the shares. Street-name holders generally cannot directly vote their shares and must instead instruct the broker or other nominee how to vote their shares using the voting instruction form provided by that broker or other nominee. Many brokers also offer the option of giving voting instructions over the internet or by telephone. Instructions for giving your vote as a street-name holder are provided on your voting instruction form.

Quorum; Abstentions; Broker Non-Votes; Results

At the Annual Meeting, an inspector of elections will determine the presence of a quorum and tabulate the results of the voting by stockholders. A quorum exists when holders of one-third (1/3) of the stock issued and outstanding and entitled to vote are present in person or represented by proxy. A quorum is necessary for the transaction of business at the Annual Meeting.

Broker non-votes can occur as to shares held in street name. Under the current rules that govern brokers and other nominee holders of record, if a street-name holder does not give instructions to its broker or other nominee, such broker or other nominee will be able to vote such shares only with respect to proposals for which the broker or other nominee has discretionary voting authority, i.e., “routine” matters under The Nasdaq Stock Market LLC, or Nasdaq, rules. A “broker non-vote” occurs when a broker or other nominee submits a proxy for the Annual Meeting but does not vote on a particular proposal because such broker or other nominee either does not exercise its discretionary voting authority or does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

The only “routine” proposal you are being asked to vote on at the Annual Meeting is the ratification of M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal Four). The other proposals concerning the election of directors (Proposal One), say-on-pay (Proposal Two) and say-on-frequency (Proposal Three) are considered “non-routine” matters, which means that your bank or broker will not be permitted to vote your shares on any of the other proposals at the Annual Meeting unless you provide proper voting instructions. Accordingly, stockholders are urged to give their bank or broker instructions on voting their shares on all matters.

Abstentions and broker non-votes are treated as shares present for the purpose of determining whether there is a quorum for the transaction of business at the Annual Meeting.

We intend to publish final voting results of the Annual Meeting in a Current Report on Form 8-K, which we expect will be filed within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish results as to matters for which we have final votes and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Required Votes and Voting

Each holder of common stock is entitled to one vote for each share held.

Assuming that a quorum is present at the Annual Meeting, the following votes will be required:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of directors	For or withhold on each nominee.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. The three nominees for election to the board of directors who receive the greatest number of votes cast “FOR” the election of the directors by the shares present, in person or by proxy, will be elected to the board of directors.

			No effect.	No effect.
2. Non-binding advisory vote on the compensation of our named executive officers for fiscal 2021 (“say-on-pay”)	For, against, or abstain.

The advisory vote on the compensation of our named executive officers is non-binding, but our board of directors will consider the input of stockholders based on a majority of votes cast for the say-on-pay proposal.

			No effect.	No effect.
3. Non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers (“say-on-frequency”)	One year, two years, three years abstain.

The advisory vote on the frequency of future of non-binding votes on the compensation of our named executive officers is non-binding, but our board of directors will consider the input of stockholders based on the alternative that receives the most votes cast.

			No effect.	No effect.
4. Ratification of Appointment of M&K CPAS, PLLC as our independent registered public accounting firm for fiscal year 2022	For, against, or abstain.	“FOR” votes from the holders of a majority of shares present and entitled to vote on this proposal.	Against.	Brokers have discretion to vote.

All shares entitled to vote and represented by properly executed, unrevoked proxies received before the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions given on those proxies. If no instructions are given on a properly executed proxy, the shares represented by that proxy will be voted “FOR” each of the director nominees, “FOR” the approval of the compensation of our named executive officers for fiscal year 2021, to hold the advisory vote on the compensation of our named executive officers on an annual basis and “FOR” ratification of appointment of M&K CPAS, PLLC as our independent registered accounting firm for fiscal year 2022..

If any other matters are properly presented for consideration at the Annual Meeting, which may include, for example, a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters as they deem advisable. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Deadlines for Receipt of Stockholder Proposals

Stockholder proposals may be included in our proxy statement and form of proxy for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered timely pursuant to Rule 14a-8 for inclusion in our proxy statement and form of proxy for the annual meeting to be held in 2023, we must receive the proposal at our principal executive offices, addressed to our Secretary, no later than December 31, 2022. Any proposals received after such date will be considered untimely. Submitting a stockholder proposal does not guarantee that it will be included in our proxy statement and form of proxy.

In addition, a stockholder proposal that is not intended for inclusion in our proxy statement and form of proxy under Rule 14a-8 (including director nominations) shall be considered “timely” as calculated in accordance with Rule 14a-4(c) under the Exchange Act, and may be brought before the 2023 annual meeting of stockholders provided that we receive information and notice of the proposal addressed to our Secretary at our principal executive offices, no earlier than February 13, 2023 and no later than March 15, 2023.

Further, our Amended and Restated Bylaws, as amended, or Bylaws, provide that only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought in accordance with Section 2.4 of our Bylaws.

All notices of stockholder proposals, whether or not intended to be included in our proxy materials, should be in writing and sent to our principal executive offices, located at: SenesTech, Inc., 23460 N. 19th Avenue, Suite 110, Phoenix, AZ 85027, Attention: Secretary.

Paper Copy of Proxy Materials

If you want to receive a paper copy of these proxy materials, including any documents incorporated herein by reference but excluding exhibits to the Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2021, or our 2021 Annual Report, you may request one at no cost to you by writing to: SenesTech, Inc., 23460 N. 19th Avenue, Suite 110, Phoenix, AZ 85027, Attention: Secretary.

Annual Report and Other Matters

Our 2022 Annual Report, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

PROPOSAL ONE
ELECTION OF DIRECTORS

General

Our Bylaws provide that the authorized number of directors of our company are fixed by the board of directors from time to time. The board of directors has set the size of the board at eight directors. If for any reason directors are not elected at the annual meeting of our stockholders, they may be elected at any special meeting of the stockholders that is duly called and held for that purpose in the manner provided by the Bylaws.

Currently, the board of directors is divided into three classes, and directors in each class are elected to serve a three-year term. The term of the current Class III directors expires at this year’s Annual Meeting. The term of the Class I directors expires at our 2023 annual meeting of stockholders and the term of the Class II directors expires at the 2024 annual meeting of stockholders. A director serves in office until a successor is duly elected and qualified, unless the director is removed, resigns or, by reason of death or other cause, is unable to serve in the capacity of director. Any additional directorships resulting from an increase in the number of directors would currently be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the total number of directors.

Set forth below is certain information regarding the director nominees and each of the incumbent directors whose terms will continue following the Annual Meeting.

Nominees for Director

The board of directors has nominated K.C. Kavanagh, Kenneth Siegel and Matthew Szot as Class III directors. The current Class III directors will stand for re-election at our Annual Meeting of Stockholders subject to election for a three-year term expiring at our 2025 annual meeting of stockholders.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of Ms. Kavanagh, Mr. Siegel and Mr. Szot to the board of directors. Each of these individuals has indicated that he or she will serve if elected. We do not anticipate that any of these nominees will be unable or unwilling to stand for election, but if that occurs, all proxies received may be voted by the proxy holders for another person nominated by the board of directors. As there are three nominees, proxies may be voted for up to three persons.

Nominees and Continuing Directors

The following table sets forth the names and certain information as of the record date regarding the nominees and each director of our company continuing in office after the Annual Meeting:

Name of Director	Age	Position	Director Since	Term Expires
Marc Dumont	79	Director(1)(2)	2016	2023 (Class I)
Jake Leach	44	Director(1)	2020	2023 (Class I)
Jamie Bechtel, JD, Ph.D.	49	Chair of the Board and Director(2)(3)	2018	2024 (Class II)
Delphine François Chiavarini	46	Director(1)(2)	2018	2024 (Class II)
Phil Grandinetti III	50	Director(3)	2020	2024 (Class II)
K.C. Kavanagh	52	Director(2)	2020	2022 (Class III)
Kenneth Siegel	66	Chief Executive Officer and Director	2019	2022 (Class III)
Matthew Szot	47	Director(1)(2)(3)	2015	2022 (Class III)

____________

(1)      Member of the audit committee.

(2)      Member of the nominations and corporate governance committee.

(3)      Member of the compensation committee.

Director Nominees

K.C. Kavanagh has served as a director of our company since November 2020. Ms. Kavanaugh has served as Chief Communications Officer for AT&T Inc. since January 2022. Previously, Ms. Kavanaugh served as Chief Communications Officer for Bacardi Limited from October 2016 to May 2021. Prior to Bacardi Limited,

Ms. Kavanagh served as Senior Vice President of Global Communications for Starwood Hotels & Resorts, a branded lifestyle hospitality company, from September 2010 to September 2016. We believe that Ms. Kavanagh is qualified to serve as a member of our board of directors because of her experience in communications, marketing, branding and public relations as well as her superior leadership skills.

Kenneth Siegel has served as a director of our company since February 2019 and as our Chief Executive Officer since May 2019. From December 2016 to November 2018, Mr. Siegel served in key leadership roles at Diamond Resorts International Inc., a global vacation ownership company, most recently as President from March 2017 to November 2018. Prior to Diamond Resorts, from November 2000 to October 2016, he served in key leadership roles at Starwood Hotels & Resorts, a branded lifestyle hospitality company, most recently as Chief Administrative Officer and General Counsel from May 2006 to October 2016. Prior to joining Starwood in 2000, Mr. Siegel spent four years as the Senior Vice President and General Counsel of Cognizant Corporation and its successor companies, a multinational information technology services and consulting company. Mr. Siegel has a bachelor’s degree from Cornell University and a juris doctorate degree from New York University. We believe that Mr. Siegel is qualified to serve as a member of our board of directors because of his experience and knowledge in all facets of corporate operations and governance, including business, operational, corporate finance, mergers and acquisitions, marketing and branding gained as a senior executive of major public corporations.

Matthew Szot has served as a director of our company since December 2015 and serves as Vice-Chairman of the board and Chairman of our Audit Committee. From March 2010 to November 2021, he served as the Chief Financial Officer of S&W Seed Company, a Nasdaq-listed agricultural seed biotechnology company. Since September 2020, Mr. Szot has served on the board of directors and as Chairman of the Audit and Compensation committees of INVO Bioscience, Inc, a Nasdaq-listed medical device company. From June 2018 to August 2019, Mr. Szot served on the board of directors and as Chairman of the Audit Committee of Eastside Distilling, Inc. a Nasdaq-listed craft spirits company. From February 2007 until October 2011, Mr. Szot served as the Chief Financial Officer for Cardiff Partners, LLC, a strategic consulting company that provided executive financial services to various publicly traded and privately held companies. From 2003 to December 2006, Mr. Szot served as Chief Financial Officer and Secretary of Rip Curl, Inc., a market leader in wetsuit and action sports apparel products. From 1996 to 2003, Mr. Szot was a Certified Public Accountant with KPMG and served as an Audit Manager for various publicly traded companies. Mr. Szot has a Bachelor of Science degree in Agricultural Economics/Accountancy from the University of Illinois, Champaign-Urbana and is a Certified Public Accountant in the State of California. We believe that Mr. Szot is qualified to serve as a member of our board of directors because of his experience and knowledge of corporate finance, mergers and acquisitions, corporate governance, as well as other operational, financial and accounting matters gained as a past and present chief financial officer and director of other public and private companies.

Vote Required

If a quorum is present, the nominees for election to the board of directors receiving the greatest number of votes cast “FOR” the election of the directors by the shares represented at the Annual Meeting will be elected to our board of directors for a three-year term.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE BOARD’S CLASS III DIRECTOR NOMINEES LISTED ON THE PROXY CARD.

Continuing Directors

Jamie Bechtel, JD, Ph.D. has served as a director of our company since January 2018. Dr. Bechtel is the founder of Kito Impact Foundation, a non-profit focused on integrating corporate social responsibility into small and medium sized businesses, and she has been the chief executive officer since February 2018. In addition, Dr. Bechtel was a co-founder of New Course, an organization focused on women-led conservation initiatives, and she has been a board member since August 2009. Dr. Bechtel holds a Ph.D. from Boston University, a law degree from Boston College and a bachelor’s degree from Boston University. We believe that Dr. Bechtel is qualified to serve as a member of our board of directors because she is a highly regarded leader in international conservation, and her work has led to strategic advances in the fields of conservation, sustainable finance and biology.

Delphine François Chiavarini has served as a director of our company since June 2018. Since June 2017, Ms. Chiavarini has served as vice president and general manager of U.S. at Moen, a faucet manufacturing company, where she is responsible for developing strategies for profitable growth, increasing Moen’s market share and ensuring winning execution in the U.S. market. Before joining Moen, from August 2014 to June 2017, Ms. Chiavarini was senior vice president and general manager of Food and Beverage North America at Ecolab, a global leader in water, hygiene and energy technologies and services that protect people and vital resources. Ms. Chiavarini earned both a bachelor’s and a master’s degree from Audencia Business School in Nantes, France, and attended executive programs at The University of Chicago Booth School of Business and the Wharton School of the University of Pennsylvania. We believe that Ms. Chiavarini is qualified to serve as a member of our board of directors because of her experience developing strategies for profitable growth and her experience as an executive at multiple companies.

Phil Grandinetti III has served as a director of our company since November 2020. In March 2013, Mr. Grandinetti co-founded WITHit, a wearable tech accessory company, and he has serves as its Chief Customer Officer. From February 2005 to March 2013, Mr. Grandinetti served as VP of Sales at LightWedge, a global e-book, e reader and tablet accessories brand. Prior to LightWedge, Mr. Grandinetti served as Sr. VP of Worldwide Sales of GSM Products, an innovative outdoor products company, from February 2002 to February 2005. Mr. Grandinetti has a J.D. from the University of San Diego School of Law and is licensed in the State of California, as well as a B.A. from the University of Iowa in Economics and Political Science. We believe that Mr. Grandinetti is qualified to serve as a member of our board of directors because of his experience with retail sales and marketing and the development and commercialization of new products.

Jake Leach has served as a director of our company since November 2020. Since joining DexCom, Inc., a company that develops, manufacturers, and distributes continuous glucose monitoring systems for diabetes management in March 2004, Mr. Leach served as Executive Vice President and Chief Technology Officer from September 2018 to the present, Senior Vice President of R&D from January 2015 to September 2018, and Vice President, R&D from January 2011 to January 2015. Mr. Leach holds a Bachelor of Science degree in Electrical Engineering with a minor in Biomedical Engineering from the University of California, Los Angeles. We believe that Mr. Leach is qualified to serve as a member of our board of directors because of his R&D and innovative technology experience coupled with his commitment to quality and extensive knowledge of domestic and international regulatory requirements.

Marc Dumont has served as a director of our company since January 2016. Mr. Dumont is owner, chairman and chief executive officer of Chateau de Messey Wineries in Burgundy, France, a wine producer, a position he has held since March 1995. He is also serving as chairman of Sanderling Ventures (a European affiliate of a U.S. venture capital firm) since 1996. Mr. Dumont holds a degree in Electrical Engineering and Applied Economics from the University of Louvain, Belgium and an MBA from the University of Chicago. We believe Mr. Dumont is qualified to serve as a member of our board of directors because of his experience and knowledge of corporate finance, international business development and operations, and his experience as a past director of other public and private companies.

Executive Officers

The following table sets forth the names and certain information regarding our executive officers as of the record date:

Name	Age	Position
Kenneth Siegel	66	Chief Executive Officer and Director
Thomas C. Chesterman	62	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
Nicole Williams	42	Chief Strategy Officer
Kim Wolin	66	Executive Vice President, Operations and HR and Secretary

Mr. Siegel’s biographical details are set out under the heading “Director Nominees” above.

Thomas Chesterman joined our company in September 2015 and has served as our Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary since December 2015. He has over 25 years of experience as the chief financial officer of a public company in the life science, technology and telecommunications industries. Most recently, he was the vice president and treasurer of General Communication Inc., a telecommunications company in Alaska, from 2013 to 2015. Previously, he was the chief financial officer of life science companies Bionovo Inc. from 2007 to 2012, Aradigm Corp. from 2002 to 2007 and Bio-Rad Laboratories, Inc. from 1996 to 2002. Mr. Chesterman is adept at a variety of capital market access techniques and has significant experience in developing the operational and financial infrastructures in companies to help support successful and rapid growth. Mr. Chesterman earned a bachelor’s degree from Harvard University and an M.B.A. from the University of California at Davis.

Nicole Williams has served as Chief Strategy Officer of our company since May 2021 and has assumed leadership of the commercialization activities as of the end of 2021. Prior to joining our company, she was the National Director of Sales and Business Development in the orthopedic robotics division of Smith+Nephew, driving the adoption and commercialization of new technology with healthcare facilities across the country, from July 2018 to May 2021. From July 2017 to July 2018, Mrs. Williams served as Facility Administrator at DaVita Kidney Care. Previously, from September 2011 to July 2017, she was Assistant Vice President of Marketing and Public Relations for an HCA Level 1 Trauma Center driving service line growth, expansion of beds and services, and overall facility operations. Nicole’s 20-years of experience include sales and business development, operations, marketing and crisis communications. Nicole earned a bachelor’s degree at Boston University and an M.B.A. from the University of Denver.

Kim Wolin joined our company as a marketing technologist in May 2013 and has served as our Executive Vice President, Operations and HR and Secretary since May 2014. From January 2009 to May 2013, she was a vice president, branch sales and service manager of Sunwest Bank, a community bank located in Flagstaff, Arizona. From November 1996 to December 2009, Ms. Wolin held the positions of assistant vice president, branch manager and Licensed Financial Advisor at Wells Fargo Bank. She has owned and operated Creative Net Solutions, a website design and hosting business, since 1994. From 1984 to 1992, Ms. Wolin owned and operated Kodas Produce Market, a health food and organic produce store in Oakland, California. Ms. Wolin earned a bachelor’s degree in Psychology from the State University of New York at Buffalo in 1977.

There are no family relationships among any of our directors and executive officers.

CORPORATE GOVERNANCE

Board of Directors Leadership Structure

Our Corporate Governance Principles provide our board of directors with flexibility in determining the appropriate leadership structure for our company. Our board of directors has elected to separate the roles of Chief Executive Officer and Chair of the Board. These positions are currently held by Kenneth Siegel, our Chief Executive Officer, and Jamie Bechtel, our Chair of the Board. The board of directors believes that a leadership structure that separates these roles is appropriate for our company due to the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction, providing day-to-day leadership and managing our business, while the Chair of the Board provides guidance to the Chief Executive Officer, sets the agendas for and chairs board meetings, presides over executive sessions of the independent directors, establishes priorities and procedures for the work of the full board of directors and provides information to the members of our board of directors in advance of such meetings.

Board of Directors Role in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also has the responsibility to issue guidelines and policies to govern the process by which risk assessment and management is undertaken and to monitor compliance with legal and regulatory requirements. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

Director Independence

Generally, under the continued listing requirements and rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Our board of directors has determined that Dr. Bechtel, Ms. Chiavarini and Ms. Kavanagh, and Messrs. Dumont, Leach, Grandinetti and Szot are independent within the meaning of Nasdaq listing standards and that none of such directors has any relationship with our company that would interfere with the exercise of their independent business judgment. The board also determined that Kenneth Siegel, our current Chief Executive Officer, is not independent. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Additionally, in determining the independence of Dr. Bechtel, the board of directors considered her position as the chief executive officer of Kito Impact Foundation, which has provided consulting services for the past four years to the Company. Kito Impact Foundation received $50,400 per year for such services. These consulting services include partnership development and positioning services, with a focus on our company’s strategic agenda.

There are no arrangements or understandings between any director or nominee and any other person or entity other than our company pursuant to which the director or nominee receives compensation in connection with that person’s candidacy or service as a director.

Standing Committees and Attendance

The board of directors held a total of six meetings during 2021. All directors attended more than 75% of the aggregate of the meetings of our board of directors and committees thereof, if any, upon which such director served during the period for which the director has been a director or committee member during 2021. The independent directors meet in executive session from time to time.

Our board of directors utilizes an audit committee, a compensation committee, and a nominating and corporate governance committee as standing committees comprised solely of independent board members. In 2021, the audit committee held four meetings, the compensation committee held four meetings and the nominating and corporate governance committee held six meetings. Information about these standing committees is set forth below.

Our board of directors forms ad hoc committees from time-to-time to assist the board in fulfilling its responsibilities with respect to matters that are the subject of the ad hoc committee’s mandate.

Audit Committee

The audit committee currently consists of Matthew Szot, who is the chair, Delphine François Chiavarini, Marc Dumont and Jake Leach. The board of directors has determined that, after consideration of all relevant factors, each of the current audit committee members qualifies as an “independent” director under applicable SEC and Nasdaq rules. Each member of the audit committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows. Further, no member of the audit committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years. The board of directors has designated Mr. Szot as an “audit committee financial expert” as defined under applicable SEC rules and has determined that Mr. Szot possesses the requisite “financial sophistication” under applicable Nasdaq rules. The audit committee operates under a written charter setting forth the functions and responsibilities of the audit committee, which is periodically reviewed by the audit committee and by the board of directors as appropriate. A current copy of the audit committee charter is available on our website at http://senestech.investorroom.com on the “Documents and Policies” page under the heading “Corporate Governance.” The functions of the audit committee include:

•        overseeing the engagement of our independent public accountants, including pre-approval of services and review of independence and quality control procedures of the independent public accountants;

•        reviewing our accounting policies, judgments and assumptions used in the preparation of our financial statements;

•        reviewing our audited financial statements and discussing them with the independent public accountants and our management;

•        meeting separately with the independent public accountants and our management to consider the adequacy of our internal controls;

•        establishing procedures regarding complaints concerning accounting or auditing matters, reviewing and, if appropriate, approving earnings press releases, related-party transactions, reviewing compliance with our Code of Business Conduct and Ethics, and reviewing our investment policy and compliance therewith;

•        reviewing our investment policy and financial plans, reporting recommendations to our full board of directors for approval and authorizing actions; and

•        discussing with our general counsel (if any) or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on our financial statements.

Both our independent registered accounting firm and internal financial personnel regularly meet with our audit committee and have unrestricted access to the audit committee.

Compensation Committee

Our compensation committee currently consists of Jamie Bechtel, who is the chair, Phil Grandinetti III and Matthew Szot. Each of the current compensation committee members has been determined by our board of directors to be independent in accordance with Nasdaq standards. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The compensation committee operates under a written charter, which is periodically reviewed by the compensation committee and by the board of directors as appropriate. A current copy of the compensation committee charter is available on our website at http://senestech.investorroom.com on the “Documents and Policies” page under the heading “Corporate Governance.” The functions of the compensation committee include:

•        reviewing and, if deemed appropriate, recommending to our board of directors policies, practices, and procedures relating to the compensation of our officers and other managerial employees and the establishment and administration of our employee benefit plans;

•        reviewing, at least annually, our compensation philosophy;

•        reviewing and recommending to the board of directors for approval the corporate goals and objectives relevant to the CEO and other executive officers;

•        reviewing and approving any employment agreements, severance agreements or special compensation or change-in-control arrangements with executive officers;

•        determining or recommending to the board of directors the compensation of our executive officers;

•        advising and consulting with our officers regarding managerial personnel and development;

•        overseeing our compliance with the Nasdaq requirement that, with limited exceptions, stockholders approve equity compensation plans; and

•        monitoring our compliance with applicable legal requirements of the Sarbanes Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to employee compensation and benefits.

As part of its process to determine the compensation level of each executive officer, the compensation committee evaluates, among other things, the Chief Executive Officer’s assessment of the other executive officers and recommendations regarding their compensation in light of the goals and objectives of our executive compensation program. The compensation committee may delegate certain of its responsibilities, as it deems appropriate, to compensation subcommittees or to our officers, but it has not elected to do so to date.

Pursuant to its charter, the compensation committee has sole authority to retain and/or replace, as needed, any independent legal counsel, compensation and benefits consultants and other experts or advisors as the compensation committee believes to be necessary or appropriate.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Delphine François Chiavarini, who is the chair, Jamie Bechtel, Marc Dumont, K.C. Kavanagh and Matthew Szot. Each of the current nominating and corporate governance committee members has been determined by the board of directors to be independent in accordance with Nasdaq standards. The nominating and corporate governance committee operates under a written charter, which is periodically reviewed by the nominating and corporate governance committee and by our board of directors as appropriate. A current copy of the nominating and corporate governance committee charter is available on our website at http://senestech.investorroom.com/ on the “Documents and Policies” page under the heading “Corporate Governance.” The functions of the nominating and corporate governance committee include:

•        evaluating the composition, compensation, size and governance of our board of directors and its committees and make recommendations regarding future planning and the appointment of directors to our committees;

•        evaluating and recommending candidates for election to our board of directors;

•        establishing a policy for considering stockholder nominees for election to our board of directors;

•        reviewing our corporate governance principles and providing recommendations to the board regarding possible changes; and

•        evaluating the performance of the Chief Executive Officer.

Director Nomination Process

The board of directors has determined that director nomination responsibilities should be overseen by the nominating and corporate governance committee. One of the nominating and corporate governance committee’s goals is to assemble a board that brings to us a variety of perspectives and skills derived from high quality business and professional experience. Factors considered by the nominating and corporate governance committee include character, judgment, knowledge, skill, integrity, diversity, including with respect to race, gender, ethnicity and similar characteristics, age, expertise, length of service, independence, experience with businesses and other organizations of comparable size, including experience in animal and health sciences, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the board of directors and any committees of the board of directors. In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of our company and our stockholders, act ethically at all times and adhere to the applicable provisions of our Code of Business Conduct and Ethics. Other than consideration of the foregoing and applicable SEC and Nasdaq requirements, unless determined otherwise by the nominating and corporate governance committee, there are no stated minimum criteria, qualities or skills for director nominees. However, the nominating and corporate governance committee may also consider such other factors as it may deem are in the best interests of our company and our stockholders. In addition, at least one member of the board of directors serving on the audit committee should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable Nasdaq and SEC rules, and a majority of the members of our board of directors should meet the definition of “independent director” under applicable Nasdaq rules. The board of directors is committed to actively seeking highly qualified women and individuals from underrepresented groups. The nominating and corporate governance committee and any search firm that it engages are directed to include women and candidates from underrepresented groups in each search pool form which the nominating and corporate governance committee selects director candidates.

The nominating and corporate governance committee identifies director nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. The nominating and corporate governance committee also takes into account an incumbent director’s performance as a board member. If any member of the board of directors does not wish to continue in service, if the nominating and corporate governance committee decides not to re-nominate a member for reelection, if the board decided to fill a director position that is currently vacant or if the board of directors decides to recommend that the size of the board of directors be increased, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria described above. Current members of the board of directors and management are polled for suggestions as to individuals meeting the nominating and corporate governance committee’s criteria. Research may also be performed to identify qualified individuals.

It is the policy of the nominating and corporate governance committee to consider suggestions for persons to be nominated for director that are submitted by stockholders. The nominating and corporate governance committee will evaluate stockholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources. Stockholders suggesting persons as director nominees should send information about a proposed nominee to our Secretary at our principal executive offices as referenced above by no later than 120 days before the anniversary of the release date of the prior year’s proxy statement, which date is identified in the section titled “Deadlines for Receipt of Stockholder Proposals.” This information should be in writing and should include a signed statement by the proposed nominee that the nominee is willing to serve as a director of our company, a description of the proposed nominee’s relationship to the stockholder and any information that the stockholder feels will fully inform the nominating and corporate governance committee about the proposed nominee and the nominee’s qualifications. The nominating and corporate governance committee may request further information from the proposed nominee and the stockholder making the recommendation. In addition, a stockholder may nominate one or more persons for election as a director at our annual meeting of stockholders if the stockholder complies with the notice, information, consent and other provisions relating to stockholder nominees contained in our bylaws. Please see the section above titled “Deadlines for Receipt of Stockholder Proposals” for important information regarding stockholder proposals, including director nominations.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics in compliance with applicable rules of the SEC that applies to all of our directors, officers and other employees and consultants. A copy of this policy is available on our website at http://senestech.investorroom.com/ on the “Documents and Policies” page under the heading “Corporate Governance,” or free of charge upon written request to the attention of our Secretary, by regular mail at our principal executive offices, email to inquiries@senestech.com or fax at 928-526-0243. We will disclose, on our website, any amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics enumerated in applicable rules of the SEC. In addition, we have adopted a policy for research misconduct, which also applies to all officers, directors and employees.

2021 DIRECTOR COMPENSATION

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Jamie Bechtel, JD, Ph.D(4)	$114,900	$70,194	$185,094
Delphine François Chiavarini	$42,000	$43,737	$85,737
Marc Dumont	$27,500	$33,571	$60,571
Matthew K. Szot	$49,500	$64,090	$113,590
Phil Grandinetti III(3)	$—	$83,847	$83,847
K.C. Kavanagh(3)	$21,000	$44,789	$65,789
Jake Leach(3)	$—	$70,194	$70,194

____________

(1)      These cash awards represent the amounts paid in calendar year 2021, representing the second half of 2020-2021 compensation and the first half of 2021-2022 cash compensation for board service from Annual Meeting to Annual Meeting. An annual award is paid in four equal payments on July 1, 2021, October 1, 2021, January 2, 2022 and April 1, 2022. Only two of these quarterly payments were made in calendar year 2021. This includes any additional cash compensation for service on ad hoc committees.

(2)      The amounts in this column reflect the aggregate grant date fair value of option awards granted in 2021, determined in accordance with ASC 718. As of December 31, 2021, the total number of shares subject to outstanding stock options held by each non-employee director was as follows: Dr. Bechtel, 120,030; Ms. Chiavarini, 76,444; Mr. Dumont, 62,029; Mr. Szot, 101,790; Dr. Williams, 23,981; Mr. Leach, 99,846; Mr. Grandinetti, 113,918; and Ms. Kavanagh, 62,537. This includes any additional equity compensation for service on ad hoc committees.

(3)      Mr. Grandinetti and Mr. Leach did not receive any cash compensation in 2020 or 2021. Mr. Grandinetti and Mr. Leach both elected to receive their full compensation in option awards.

(4)      Included in the $114,900 cash compensation paid to Dr. Bechtel is $50,400 paid to Kito Impact Foundation, of which Dr. Bechtel serves as chief executive officer, in fiscal year 2021 for consulting services.

2021 Non-Employee Director Compensation Program

On July 10, 2021, the board adopted a revised non-employee director compensation program, or the Director Compensation Program, for providing cash and equity compensation to our non-employee directors for their service on the board and committees of the board. The components of the Director Compensation Program are as follows:

Cash Compensation:	Amount
Annual general retainer for service on the board	$17,000
Additional Annual general retainer for service on the board – Chair	$20,000
Additional Annual general retainer for service on the board – Vice Chair	$15,000

Incremental annual retainers for chair of committees:
Audit	$15,000
Compensation	$15,000
Nominating and Corporate Governance	$15,000

Incremental annual retainers for members of committees:
Audit	$5,000
Compensation	$5,000
Nominating and Corporate Governance	$5,000

Equity Compensation:	Grant details (value of grant in $)
Annual stock option grant for serving on the board	$25,000
Additional Annual stock option grant for serving on the board – Chair	$20,000
Additional Annual stock option grant for serving on the board – Vice Chair	$20,000

Annual stock option grant for serving as chair of committees:
Audit	$10,000
Compensation	$10,000
Nominating and Corporate Governance	$10,000

Annual stock option grant for serving as member of committees:
Audit	$4,000
Compensation	$4,000
Nominating and Corporate Governance	$4,000

The options granted to non-employee directors pursuant to the Director Compensation Program will have an exercise price equal to the closing market price of our common stock on the date of grant. The options will vest in equal quarterly installments over a one-year period, and the options will expire on the fifth anniversary of the date of the grant.

Our board of directors forms ad hoc committees from time-to-time to assist the board in fulfilling its responsibilities with respect to matters that are the subject of the ad hoc committee’s mandate. The directors serving on such ad hoc committees are compensated as appropriate, though not to exceed the compensation for participation in standing committees.

In addition, we reimburse non-employee directors for reasonable travel expenses for participation in board meetings and for travel conducted on behalf of our business.

EXECUTIVE COMPENSATION

2021 Summary Compensation Table

The following table sets forth the compensation earned during the past two fiscal years by (i) the person who served as our principal executive officer at the end of 2021; and (ii) the two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of 2021, or the named executive officers.

Name and Position	Fiscal Year	Salary ($)(4)	Cash Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Kenneth Siegel	2021	$275,000	$50,000	$—	$123,204	$4,944	$453,148
Chief Executive Officer	2020	$257,813	$—	$—	$111,720	$4,896	$374,429
Thomas Chesterman	2021	$250,000	$25,000	$—	$—	$4,284	$279,284
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	2020	$234,375	$—	$—	$27,392	$4,236	$266,003
Steven Krause, Ph.D.(5)	2021	$200,000	$12,500	$—	$—	$—	$212,500
Executive Vice President, Sales and Marketing	2020	$162,500	$85,000	$41,325	$—	$—	$288,825

____________

(1)      The amounts in this column reflect the aggregate grant date fair value of stock awards granted in 2021 and 2020, determined in accordance with ASC 718 for stock-based compensation. Assumptions used in the calculation of these award amounts are set forth in Note 11 (Stock-based Compensation) to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(2)      The amounts in this column reflect the aggregate grant date fair value of stock options granted in 2021 and 2020, determined in accordance with ASC 718 for stock-based compensation. Assumptions used in the calculation of these award amounts are set forth in Note 11 (Stock-based Compensation) to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)      The amounts in this column reflect the payment by our company of life insurance and disability insurance premiums pursuant to respective employment agreements.

(4)      The amounts in this column for 2020 salary reflects a 25% voluntary reduction in the quarterly cash compensation paid between April 1, 2020 and June 30, 2020, due to the COVID-19 pandemic.

(5)      Mr Krause was hired on February 17, 2020 and his pro-rated salary for calendar year 2020 was $175,000. The $162,500 salary listed, as noted in (4) above, reflects a 25% voluntary reduction in the quarterly cash compensation paid between April 1, 2020 and June 30, 2020, due to the COVID-19 pandemic.

Outstanding Equity Awards at December 31, 2021

The following table sets forth all outstanding equity awards held by each of our named executive officers as of December 31, 2021.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)(1)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Kenneth Siegel	415	—		17.08	2/14/2024
	17,500	17,500	(2)	28.40	6/18/2024
	16,994	84,971	(6)	1.80	7/31/2025
	30,000	90,000	(4)	1.59	5/3/2026
Thomas C. Chesterman	6,000	—		10.00	12/01/2025
	1,875	625	(3)	19.96	9/20/2024
	10,418	14,583	(6)	1.80	7/31/2025
Steven Krause, Ph.D.	13,889	11,111	(7)	2.44	4/28/2025

____________

(1)      The option exercise price is the closing price of our common stock on the grant date, as adjusted for reverse stock splits where applicable.

(2)      1/12th of the option vested on August 16, 2019, and the remainder vests in equal 1/12th quarterly installments thereafter.

(3)      1/12th of the option vested on December 20, 2019, and the remainder vests in equal 1/12th quarterly installments thereafter.

(4)      1/12th of the option vested on May 3, 2021, and the remainder vests in equal 1/12th quarterly installments thereafter.

(5)      1/36th of the option vested on June 2, 2021, and the remainder vests in equal 1/36th monthly installments thereafter.

(6)      1/12th of the option vested on September 30, 2020, and the remainder vests in equal 1/12th quarterly installments thereafter.

(7)      1/36th of the option vested on May 28, 2020, and the remainder vests in equal 1/36th monthly installments thereafter.

Employment Agreements

We have entered into agreements with our named executive officers, which include provisions regarding post-termination compensation. We do not have a formal severance policy or plan applicable to our executive officers as a group.

Agreement with Kenneth Siegel.    We entered into an employment letter agreement with Mr. Siegel on May 15, 2019, to serve as our company’s Chief Executive Officer, effective May 16, 2019. Under the terms of the employment letter agreement, Mr. Siegel received an annual base salary of $275,000 and a one-time signing bonus of a stock option representing 35,000 shares of our common stock, which vests quarterly over a three-year period and is subject to the terms and conditions of the 2018 Plan and standard form of option agreement. Mr. Siegel is also eligible to receive an annual incentive bonus with a target value equal to 50% of his annual base salary, payable in cash, subject to his achievement of performance objectives to be determined by the compensation committee or board of directors. In addition, after each full year of employment with our company, subject to board approval, Mr. Siegel will receive an annual option grant, or Additional Option, valued at 35% of his then base salary, subject to such vesting terms as determined by the board in its discretion. The initial option and Additional Options that are granted to Mr. Siegel will remain exercisable for five years following the end of his continuous service with our company. Mr. Siegel will also be eligible to participate in the standard benefits, vacation and expense reimbursement plans offered to similarly situated employees. Mr. Siegel entered into our company’s standard form of indemnification agreement applicable to its directors and officers.

In the event of Mr. Siegel’s termination by the Company without Cause (as defined in the employment letter agreement) or if Mr. Siegel resigns for Good Reason (as defined in the employment letter agreement), Mr. Siegel will be entitled to severance benefits equal to 12 months’ continuation of his then base salary. In addition, the Company will reimburse Mr. Siegel for COBRA premiums in effect on the date of termination for coverage in effect for him and, if applicable, his spouse and dependent children on such date under the Company’s group health plan(s). Finally, the vesting of Mr. Siegel’s initial option and Additional Options will be accelerated such that he will be deemed vested in those shares subject to the options that would have vested in the 12-month period following his separation date had his employment not ended.

Agreement with Mr. Chesterman.    We entered into an employment offer letter with Mr. Chesterman dated November 20, 2015 to serve as our Chief Financial Officer. Pursuant to this agreement, we pay Mr. Chesterman a salary of $250,000 per year. In addition, Mr. Chesterman is eligible for a performance bonus, which amounts will be determined at least annually by mutual agreement based on achievement of personal and company goals, and which will be targeted to be no less than $200,000 per year.

Mr. Chesterman is entitled to accrue four weeks paid vacation and ten days of sick leave per calendar year and may participate in our standard benefits plans.

Per the employment offer letter, on November 20, 2015, we granted Mr. Chesterman a stock option to purchase 6,000 shares of our common stock at an exercise price equal to $10.00 per share, which option vests over a four-year vesting schedule, with 1⁄48th of the option vesting monthly beginning on January 1, 2016, until such option is vested in full or Mr. Chesterman’s employment is terminated.

Agreement with Ms. Wolin.    We entered into an employment letter agreement with Ms. Wolin on January 28, 2020 to serve as our Executive Vice President, Operations and HR and Secretary, effective January 31, 2020. Pursuant to this agreement, Ms. Wolin was eligible to receive an annual salary of $75,000 per year. Ms. Wolin was also eligible to receive a restricted stock unit award having a value of $75,000, subject to approval by the compensation committee. The award will vest over one year, subject to accelerated vesting upon a termination of employment. On January 31, 2021, Ms. Wolin’s salary was increased to $125,000 per annum, with no RSU component. Ms. Wolin remains subject to the terms of our company’s confidential information and inventions assignment agreement.

Insurance Premiums

We pay 75% of premiums for medical insurance and dental insurance for all full-time employees, including our named executive officers. We also offer high deductible plan options that include a healthcare flexible spending account component for all full-time employees, including our named executive officers. These benefits are available to all full-time employees, subject to applicable laws.

Equity Compensation Plan Information

The following table presents certain information regarding our common stock that may be issued under our equity plans, including upon the exercise of options and vesting of RSUs granted to employees, consultants or directors as of December 31, 2021:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,088,487	(1)	$4.08	2,838,100
Equity compensation plans not approved by security holders	—		$—	—
Total	1,088,487	(1)	$4.08	2,838,100

____________

(1)      Amount includes 667 RSUs granted and unvested as of December 31, 2021.

Options to purchase our common stock and RSUs are outstanding under our 2018 Plan and options are outstanding under our 2015 Equity Incentive Plan, or the 2015 Plan. The 2018 Plan was approved by our stockholders at our 2018 Annual Meeting of Stockholders and replaces the 2015 Plan for purposes of new equity grants. The 2018 Plan enables us to grant options, restricted stock, RSUs and certain other equity-based compensation to our officers, directors, employees and consultants. On July 8, 2020, our stockholders approved an amendment to the 2018 Plan to increase the number of shares of our common stock available for issuance under the 2018 Plan by 800,000 shares. On June 26, 2021. our stockholders approved an additional amendment to the 2018 Plan to increase the number of shares of common stock available for issuance under the 2018 Plan by 3,000,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 25, 2022, information regarding beneficial ownership of our common stock by:

•        each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of common stock;

•        each of our named executive officers;

•        each of our directors; and

•        all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.

The number of shares listed below under the heading “Total Shares Beneficially Owned” is the aggregate beneficial ownership for each stockholder and includes:

•        common stock beneficially owned;

•        common stock warrants exercisable;

•        currently vested and exercisable options and RSUs; and

•        stock options and RSUs that are not currently vested and exercisable but will become so within 60 days of April 25, 2021.

Of this total amount, the number of shares of common stock underlying options and RSUs that are currently vested and stock options and RSUs that are not currently vested but will become vested within 60 days after April 25, 2022 are deemed outstanding for the purpose of computing the percentage ownership of common stock outstanding beneficially owned by a stockholder, director or executive officer, or the Deemed Outstanding Shares, and are also separately listed below under the heading “Number of Shares Issuable Upon Exercise of Warrants, Options and Vesting of RSUs Exercisable or Vested” but the Deemed Outstanding Shares are not treated as outstanding for the purpose of computing the percentage ownership of our common stock outstanding beneficially owned by any other person. This table is based on information supplied by officers, directors, principal stockholders and filings made with the SEC. Percentage ownership is based on 12,212,283 shares of common stock outstanding as of April 25, 2022.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o SenesTech, Inc., 23460 N. 19th Avenue, Suite 110, Phoenix, AZ 85027.

Name of Beneficial Owner	Number of Shares Beneficially Held	Number of Shares Issuable Upon Exercise of Warrants, Options and Vesting of RSUs Exercisable or Vested as of April 25, 2022	Total Shares Beneficially Owned
			Shares	Percent
5% Owners:
Sandpiper Capital, LLC(2)	—	—	740,504	6.1%

Directors and Named Executive Officers:
Kenneth Siegel	35,129	155,724	190,853	1.6%
Thomas C. Chesterman	494	31,208	31,702	*
Steven Krause, Ph.D.	—	18,750	18,750	*
Jamie Bechtel, JD, Ph.D.	2,812	120,030	122,842	1.0%
Delphine François Chiavarini	1,314	76,444	77,758	*
Marc Dumont(1)	7,420	62,029	69,449	*
Phil Grandinetti III	—	113,918	113,918	*
K.C. Kavanagh	—	62,537	62,537	*
Jake Leach	150,000	99,846	249,846	2.1%
Matthew K. Szot	4,657	101,790	106,447	*

All current executive officers and directors as a group (12 persons)	227,973	868,414	1,096,387	9.0%

____________

*        Represents beneficial ownership of less than one percent (1%).

(1)      Includes shares of common stock held by Marc Dumont and Patrick Dumont, JTWROS, an affiliate of Mr. Dumont.

(2)      Based on the statement on Amendment to Schedule 13G filed with the SEC on January 31, 2022, Sandpiper Capital, LLC has sole voting power over 138,000 shares and sole dispositive power over 740,504 shares. The address of Sandpiper Capital, LLC is 500 E. Plume St., Suite 109, Norfolk, VA 23510.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5. Officers, directors and greater-than-10% stockholders are required by Commission regulations to furnish to us copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, forms filed electronically by the reporting person or written representations from certain reporting persons, we believe that all Section 16(a) filing requirements during the fiscal year ended December 31, 2021 were met in a timely manner by our officers, directors and greater-than-10% beneficial owners, except for the following: one late Form 4 report was filed disclosing one transaction in March 2021 by each of Ms. Kavanaugh and Mr. Grandinetti.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the fiscal years ended December 31, 2021 and December 31, 2020, we were not a party to any transactions that require disclosure under Item 404 of Regulation S-K.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact they are or were serving in such capacity. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors, officers and employees. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

Policies and Procedures for Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, in which the amount involved requires disclosure under Item 404 of Regulation S-K and such person would have a direct or indirect interest, must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

In addition, if a related person transaction will compromise the independence of one of our directors, our audit committee may recommend that our board of directors reject the transaction if it could affect our ability to comply with securities laws and regulations or Nasdaq listing requirements.

PROPOSAL TWO
ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

Background

The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Summary

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers (which consist of our Chief Executive Officer, our Chief Financial Officer and one additional executive officer as such compensation is described in the “Executive Officer Compensation” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this proxy statement. Our philosophy with respect to compensation for our executives and key employees is designed to attract and retain people who share our vision and values and who can consistently perform in such a manner that enables us to achieve our strategic goals. Our executive compensation programs are designed to (1) motivate and reward our executive officers, (2) retain our executive officers and encourage quality service, (3) incentivize our executive officers to appropriately manage risks while improving our financial results and (4) align executive officers’ interests with those of our stockholders. Under these programs, our executive officers are rewarded for the achievement of company objectives and the realization of increased stockholder value. The compensation policies developed by the compensation committee are based on the philosophy that compensation should reflect both company-wide performance, financial and operational performance, and the individual performance of the executive, including management of personnel under his or her supervision. The compensation committee’s objectives when setting compensation for our executive officers include:

•        setting compensation levels that are sufficiently competitive such that they will motivate and reward the highest quality individuals to contribute to our goals, objectives and overall financial success. This is done in part through reviewing and comparing the compensation of other companies in our peer group;

•        retaining executives and encouraging their continued quality service, thereby encouraging and maintaining continuity of the management team. Our competitive base salaries combined with cash and equity incentive bonuses, retirement plan benefits and the vesting requirements of our equity-based incentive awards, encourage high-performing executives to remain with our company;

•        incentivizing executives to appropriately manage risks while attempting to improve our financial results, performance and condition; and

•        aligning executive and stockholder interests. The compensation committee believes the use of equity compensation as a key component of executive compensation is a valuable tool for aligning the interests of our executive officers with those of our stockholders.

Our compensation program is designed to reward superior performance of both our company and of each individual executive and seeks to encourage actions that drive our business strategy. Our compensation strategy is to provide a competitive opportunity for senior executives, taking into account their total compensation packages. The following is a summary of some of the material elements of our compensation for our executive officers. We urge our stockholders to review the executive compensation tables for more information.

Base Salaries.    We provide each of our named executive officers with a base salary to compensate them for services rendered during the fiscal year and sustained performance. The purpose of the base salary is to reflect job responsibilities, value to our company and competitiveness of the market. Salaries for our named executive officers are determined by the compensation committee, and for the CEO, recommended by the nominating and corporate governance committee to our board of directors, based on the following factors: nature and responsibility of the position and, to the extent available, salary norms for comparable positions; the expertise of the individual executive; and the competitiveness of the market for the executive’s services.

Performance Cash-Based Incentive Bonuses.    Our practice is to award cash-based incentive bonuses, based in part on the achievement of performance objectives or significant accomplishments as established by the compensation committee from time-to-time in its discretion. These performance objectives and significant accomplishments are, in part, developed in partnership with the executive and are discussed on an ongoing basis throughout the year.

Equity-Based Incentive Awards.    Our equity-based incentive awards are designed to align the interests of our employees and consultants, including our named executive officers, with those of our stockholders. Our compensation committee is responsible for approving equity grants. Vesting of the stock option and restricted stock unit awards is tied to continuous service with our company and serves as an additional retention measure and long-term incentive.

Board Recommendation

The board of directors believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The following resolution is submitted for a stockholder vote at the meeting:

RESOLVED, that the stockholders of our company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the executive compensation tables and narrative discussion set forth in this Proxy Statement.

The say-on-pay vote is advisory, and therefore not binding on our company, the board of directors, or the compensation committee. Although non-binding, the vote will provide information to the compensation committee and our board of directors regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee and our board of directors will be able to consider when determining executive compensation for the years to come.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE EXECUTIVE OFFICER COMPENSATION SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL THREE
ADVISORY VOTE ON DETERMINING THE FREQUENCY OF SAY-ON-PAY (“SAY-ON-FREQUENCY”)

Background

The Dodd-Frank Act enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. Stockholders have the option of recommending a frequency vote every year, every two years, every three years or abstaining from making a recommendation.

Summary

The board of directors has considered the advantages and disadvantages of the frequency of the say-on-pay vote. Based on its analysis, the board of directors believes that an annual advisory vote on executive compensation would be the most meaningful for the board of directors and the compensation committee and best serve the interests of our company and its stockholders. The board of directors believes an annual advisory vote will provide the most timely feedback on executive compensation arrangements, plans, programs and policies as executive compensation disclosures are made annually.

Stockholders should recognize, however, it may not be appropriate or feasible to change compensation programs already in place for the year in which the vote occurs since the advisory vote on executive compensation will take place after the beginning of the compensation year. Stockholders also should recognize that their recommendation may be modified in the future if an annual frequency vote becomes burdensome or otherwise proves to be less helpful than originally expected.

We will consider stockholders to have expressed a preference for the frequency that receives the largest number of favorable votes. The board of directors also may from time to time decide that it is in the best interests of our company and its stockholders to hold the frequency vote more or less frequently than the non-binding option preferred by our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “ONE YEAR” ON THE PROPOSAL TO DETERMINE THE FREQUENCY OF SAY-ON-PAY.

PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of M&K CPAS, PLLC has acted as our auditor since December 22, 2014 and has audited our financial statements for each of our 2014 to 2021 fiscal years. M&K CPAS, PLLC is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on its audit.

The Audit Committee has appointed, and the board of directors has ratified the Audit Committee’s appointment of, M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholder ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm is not required by the Bylaws or otherwise. In the event that our stockholders fail to ratify the appointment, the Audit Committee may reconsider its appointment of M&K CPAS, PLLC. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our stockholders. A representative of M&K CPAS, PLLC is expected to be present at our Annual Meeting, where the representative will have the opportunity to make a statement and to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed by M&K CPAS, PLLC for the years ended December 31, 2021 and 2020 for professional services described below are as follows:

	Year Ended December 31,
	2021	2020
Audit fees(1)	$57,500	$50,330
Audit-related fees(2)	$7,500	$26,500
Tax fees	$—	$—
All other fees	$—	$—
Total fees	$65,000	$76,830

____________

(1)      Includes audit fees related to professional services rendered in connection with the audit of our annual consolidated financial statements, the reviews of the consolidated financial statements included in each of our quarterly reports on Form 10-Q, and accounting services that relate to the audited consolidated financial statements and are necessary to comply with generally accepted auditing standards.

(2)      Includes audit-related fees related to attestation services rendered in connection with our registered direct offering of our common shares on March 23, 2021. Such services were reasonably related to the performance of M&K CPAS, PLLC’s audit of our financial statements and not reported under the caption “Audit fees.”

Pre-Approval Policies and Procedures

We have implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, our audit committee pre-approves all services to be provided by M&K CPAS, PLLC and the estimated fees related to these services.

All audit, audit-related, and tax services were pre-approved by the audit committee, which concluded that the provision of such services by M&K CPAS, PLLC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Our pre-approval policies and procedures provide for the audit committee’s pre-approval of specifically described audit, audit-related, and tax services on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policies and procedures also require specific approval by the audit committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policies and procedures authorize the audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Report

In connection with our financial statements for the fiscal year ended December 31, 2021, the audit committee has:

•        reviewed and discussed the audited financial statements with management;

•        discussed with our independent registered public accounting firm, M&K CPAS PLLC, the matters required to be discussed by applicable auditing standards, including Auditing Standard No. 1301, Communications with Audit Committees; and

•        received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon these reviews and discussions, the audit committee approved and recommended to the board of directors that our audited financial statements be included in our 2021 Annual Report filed with the SEC.

Submitted by the Audit Committee:
    Matthew K. Szot (Chair)
    Delphine François Chiavarini
    Marc Dumont
    Jake Leach

OTHER MATTERS

Stockholder Communications with the Board of Directors and Board Attendance at Annual Stockholder Meetings

Our stockholders may, at any time, communicate in writing with any member or group of members of our board of directors by sending such written communication to the attention of our Secretary by regular mail to our principal executive offices.

Copies of written communications received by our Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics.

The chair of the board of directors is expected to make all reasonable efforts to attend our annual meeting of stockholders. If our board chair is unable to attend an annual meeting of stockholders for any reason, at least one other member of the board of directors is expected to attend. Other members of the board of directors are expected to attend our annual meeting of stockholders if reasonably possible. All of our directors attended our 2021 annual meeting of stockholders.

Proxy Materials Delivered to a Shared Address

Stockholders who have the same mailing address and last name may have received a notice that your household will receive only one Notice. This practice, commonly referred to as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice, from the Company or from your bank, broker or other registered holder, that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. A number of banks, brokers and other registered holders with account holders who are our stockholders household our proxy materials. If you hold your shares in street name, and no longer wish to participate in householding and would prefer to receive separate proxy materials in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify your bank, broker or other registered holder. If you are a holder of record, and no longer wish to participate in householding and would prefer to receive separate proxy materials in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify us in writing at SenesTech, Inc., 23460 N. 19th Avenue, Suite 110, Phoenix, AZ 85027, Attention: Secretary, or by telephone at (928) 779-4143. Any stockholder residing at a shared address to which a single copy of the proxy materials was delivered who wishes to receive a separate copy of our proxy statement may obtain a copy by written request addressed to SenesTech, Inc., 23460 N. 19th Avenue, Suite 110, Phoenix, AZ 85027, Attention: Secretary. We will deliver a separate copy of our proxy statement to any stockholder who so requests in writing promptly following our receipt of such request.

Transaction of Other Business

Our board of directors knows of no other matters to be submitted at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in respect thereof as the proxy holders deem advisable.

Form 10-K

We will provide, without charge upon the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting, a copy of our 2021 Annual Report, as filed with the SEC, but excluding exhibits. Written requests should be mailed to our principal executive offices, located at: SenesTech, Inc., 23460 N. 19th Avenue, Suite 110, Phoenix, AZ 85027, Attention: Secretary.

SENESTECH, INC. C/O TRANSFER ONLINE, INC. 512 SE SALMON STREET PORTLAND, OR 97214 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 OF 2 1 1 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Before The Meeting – Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/22/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting – Go to www.virtualshareholdermeeting.com/SNES2022 You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/22/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # NAME THE COMPANY NAME INC. - COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS ETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. To elect the nominees listed below as Class III directors, each to serve for a three-year term until 2025; Nominees 01 K.C. Kavanagh 02 Kenneth Siegel 03 Matthew Szot The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 To provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2021 (“say-on-pay”). The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 3 To provide a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers (“say-on-frequency”). The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4 To ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 0000569226_1 R1.0.0.24 02 0000000000

This communication presents only an overview of the more complete proxy materials that are available on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com SENESTECH, INC. Annual Meeting of Stockholders Thursday, June 23, 2022 12:00 P.M. MST This proxy is solicited by the board of directors This proxy will be voted at the annual meeting of stockholders of SenesTech, Inc. (the “Company”) by Kenneth Siegel and Thomas C. Chesterman (the “Proxy Holders”), as directed. By signing on the reverse side of this ballot, you hereby grant to the Proxy Holders your revocable proxy to vote all of your shares of Company common stock as directed. If no direction is indicated, it will be voted “FOR”the election of the nominee directors; “FOR” the say-on-pay proposal; “1 YEAR” on the say-on-frequency proposal; “FOR” the ratification of the appointment of M&K CPAS, PLLC as the independent registered public accountant of the Company, and as to such other matters as may properly come before the meeting as the Proxy Holders deem advisable. Continued and to be signed on reverse side 0000569226_2 R1.0.0.24